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                                                                    EXHIBIT 23.1


              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


To the Board of Directors and Stockholders of Proxima Corporation:

We consent to the incorporation by reference in Registration Statement Nos. 333-20827, 33-62722, 33-72074, 33-80767 and 33-84518 on Form S-8 of our report dated June 11, 1997 (which report contains an explanatory paragraph referring to the Company as a defendant in three stockholder class action lawsuits and a related lawsuit with its insurance carrier), appearing in this Annual Report on Form 10-K of Proxima Corporation for the year ended March 31, 1997.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statements schedule of Proxima Corporation, listed in Item 14. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




DELOITTE & TOUCHE LLP

San Diego, California
June 20, 1997